EXHIBIT 10.1
AMENDMENT NO. 1
TO
CREDIT AGREEMENT
     THIS AMENDMENT is entered into effective as of the 15th day of April, 2004, by and between WINLAND ELECTRONICS, INC., a Minnesota corporation (the “Borrower”) and M&I MARSHALL & ILSLEY BANK, a banking corporation organized and existing under the laws of Wisconsin (“Bank”).
     WHEREAS, Borrower and the Bank have entered into that certain Credit and Security Agreement dated as of June 30, 2003 (the “Credit Agreement”) pursuant to which Bank has agreed to provide a revolving credit facility to Borrower on the terms and conditions contained therein; and
     WHEREAS, Borrower and Bank desire to amend certain provisions of the Credit Agreement.
     NOW, THEREFORE, Bank and Borrower hereby agree as follows:
     1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.
     2. Definition Changes and Additions. Section 1.1 of the Credit Agreement is hereby amended as follows:
(a) The definition of “Advance” set forth in Section 1.1 is hereby amended by deleting said definition in its entirety and replacing the same with the following: “Advance” means, collectively, Revolving Advances made from time to time pursuant to Section 2.1 and Term Advances made from time to time pursuant to Section 2.1A.
(b) The definition of “Borrowing Base” set forth in Section 1.1 is hereby amended by deleting said definition in its entirety and replacing the same with the following: “Borrowing Base” means, at any time, the lesser of:
(a) the Maximum Line; or
(b) the sum of (i) 75% of Eligible Accounts, plus (ii) the lesser of (a) 50% of Eligible Inventory, or (b) $1,250,000.
(c) The definition of “Credit Facility” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting said definition in its entirety and replacing the same with the following: “Credit Facility” means, collectively, the credit facilities being made available to the Borrower by the Lender pursuant to Article II.

(d) The definition of “Note” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting said definition in its entirety and replacing the same with the following: “Note” means, collectively, (i) the Borrower’s promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto (the “Revolving Note”), and (ii) the Borrower’s promissory notes, payable to the order of the Lender in substantially the form of Exhibit A-1 hereto (the “Term Note”), in each case together with any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.
(e) A new definition of “Fixed Rate” is hereby added to Section 1.1, reading as follows: “Fixed Rate” means, at the time of determination, the rate per annum equal to the sum of (i) the 2-year LIBOR swap rate at such time, as determined by Lender, plus (b) two and one-half percent (2.50%).
     3. Revolving Advances. Section 2.1 of the Credit Agreement is hereby amended by deleting said Section in its entirety and replacing the same with the following:
“Section 2.1. Revolving Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the “Funding Date”) to the Termination Date, on the terms and subject to the conditions herein set forth (the “Revolving Advances”). The Lender shall have no obligation to make a Revolving Advance if, after giving effect to such requested Revolving Advance, the sum of the outstanding and unpaid Revolving Advances under this Section 2.1 or otherwise would exceed the Borrowing Base less the L/C Amount. The Borrower’s obligation to pay the Revolving Advances shall be evidenced by the Note and shall be secured by the Collateral as provided in Article III. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section 2.12 and reborrow. The Borrower agrees to comply with the following procedures in requesting Revolving Advances under this Section 2.1:
(a) The Borrower shall make each request for a Revolving Advance to the Lender before 2:00 p.m. (Minneapolis time) of the day of the requested Revolving Advance. Requests may be made in writing or by telephone, specifying the date of the requested Revolving Advance and the amount thereof. Each request shall be by (i) any officer of the Borrower; or (ii) any person designated as the Borrower’s agent by any officer of the Borrower in a writing delivered to the Lender; or (iii) any person whom the Lender reasonably believes to be an officer of the Borrower or such a designated agent.
(b) Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Revolving Advance by crediting the same to the Borrower’s demand deposit account maintained with the Lender unless the Lender and the Borrower shall agree in writing to another manner of disbursement. Upon the Lender’s request, the Borrower shall promptly confirm each telephonic request for a Revolving Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall repay all Revolving Advances even if the Lender does not receive such confirmation and, so long as the Lender reasonably believed such person to be authorized to request a Revolving Advance, even if the person requesting a

Revolving Advance was not in fact authorized to do so. Any request for a Revolving Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.
     4. Term Loan Facility. The Credit Agreement is hereby amended by adding thereto a new Section 2.1A., reading as follows:
“Section 2.1A. Term Loan Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make up to two separate advances to the Borrower from time to time from April 15, 2004 through and including July 15, 2004, on the terms and subject to the conditions herein set forth, and in a maximum aggregate amount not to exceed $1,500,000.00 (the “Term Advances”). The Borrower’s obligation to pay each Term Advance shall be evidenced by a Term Note, executed and delivered contemporaneously with each such Term Advance, and shall be secured by the Collateral as provided in Article III. The facility described in this Section 2.1A is a multiple advance facility, but is not a revolving credit facility, and the Borrower shall not have the right or ability to borrow, prepay and reborrow any Term Advances. The Borrower shall make each request for a Term Advance to the Lender before 2:00 p.m. (Minneapolis time) of the day of the requested Term Advance. Requests may be made in writing or by telephone, specifying the date of the requested Term Advance and the amount thereof. Each request shall be by (i) any officer of the Borrower; or (ii) any person designated as the Borrower’s agent by any officer of the Borrower in a writing delivered to the Lender; or (iii) any person whom the Lender reasonably believes to be an officer of the Borrower or such a designated agent. Upon fulfillment of the applicable conditions set forth in Section 4.2, the Lender shall disburse the proceeds of the requested Term Advance by crediting the same to the Borrower’s demand deposit account maintained with the Lender unless the Lender and the Borrower shall agree in writing to another manner of disbursement. Upon the Lender’s request, the Borrower shall promptly confirm each telephonic request for a Term Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall repay all Term Advances even if the Lender does not receive such confirmation and, so long as the Lender reasonably believed such person to be authorized to request a Term Advance, even if the person requesting a Term Advance was not in fact authorized to do so. Any request for a Term Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.”
     5. Interest. Section 2.6 (a) of the Credit Agreement is hereby amended by deleting said Section in its entirety and replacing the same with the following:
“(a) Note. Except as set forth in Sections 2.6(b), 2.6(c) and 2.6(d), the outstanding principal balance of the Revolving Note shall bear interest at the Floating Rate, and the outstanding principal balance of each Term Note shall bear interest at the Floating Rate or at the Fixed Rate, as elected by the Borrower at the time of execution of each such Term Note.”

     6. Prepayment; Termination. Section 2.10 of the Credit Agreement is hereby amended by deleting said Section in its entirety and replacing the same with the following:
“Section 2.10 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrower. The Borrower may prepay the Revolving Advances in whole at any time or from time to time in part without penalty. The Borrower may prepay the Term Advances in whole at any time or from time to time in part without penalty; provided, however, that if the Borrower prepays all or any portion of the Term Advances which bear interest at a Fixed Rate, then the Borrower shall pay, contemporaneously with such prepayment, a prepayment fee in an amount equal to (i) three percent (3.0%) of the amount prepaid, if the prepayment occurs on or before April 15, 2005, (ii) two percent (2.0%) of the amount prepaid, if the prepayment occurs after April 15, 2005 but on or before April 15, 2006, (iii) one percent (1.0%) of the amount prepaid, if the prepayment occurs after April 15, 2006 but on or before April 15, 2007. The Borrower may terminate the Credit Facility or reduce the Maximum Line at any time. If the Borrower reduces the Maximum Line to zero, all Obligations shall be immediately due and payable. Upon termination of the Credit Facility and payment and performance of all Obligations, the Lender shall release or terminate the Security Interest and the Security Documents to which the Borrower is entitled by law.
     7. Mandatory Prepayment. Section 2.11 of the Credit Agreement is hereby amended by deleting said Section in its entirety and replacing the same with the following:
“Section 2.11 Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrower shall (i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment or prepayment received by the Lender under this Section 2.11 shall be applied, first to the outstanding principal balance of the Revolving Advances and second, to any other Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.”
     8. Use of Proceeds. Section 2.14 of the Credit Agreement is hereby amended by deleting said Section in its entirety and replacing the same with the following:
“Section 2.14 Use of Proceeds. The Borrower shall use the proceeds of the Revolving Advances, and each Letter of Credit, if any, for ordinary working capital purposes and for the purpose of paying all amounts owed by the Borrower to Wells Fargo Bank Minnesota, National Association, and shall use the proceeds of the Term Advances for the purpose of acquiring machinery, equipment and other similar assets.”
     9. Term Note. The Credit Agreement is hereby amended by attaching thereto as Exhibit A-1 the form of Term Note attached hereto as Exhibit A-1.
     10. Capital Expenditures. Section 7.10 of the Credit Agreement is hereby amended by deleting said Section in its entirety and replacing the same with the following:

“Section 7.10 Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than $1,750,000 in the aggregate during its fiscal year ending December 31, 2004, or more than $250,000 in the aggregate during any fiscal year thereafter.”
     11. Miscellaneous. Except as specifically set forth herein, the Credit Agreement shall remain in full force and effect, with no other modification or waiver. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Wisconsin. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement. The Borrower hereby restates and reaffirms its obligation under the Credit Agreement to pay on demand all costs and expenses, including (without limitation) attorneys’ fees, incurred by the Lender in connection with the Obligations, this Amendment, the Loan Documents, and any other document or agreement related hereto, and the transactions contemplated hereby.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Credit Agreement to be executed as of the day and year first written above.

M&I Marshall & Ilsley Bank		Winland Electronics, Inc.

By	/s/ Doug Pudvah	By	/s/ Jennifer A. Thompson
	Doug Pudvah		Jennifer A. Thompson
	Its Vice President		Its Chief Financial Officer

By	/s/ John W. Howard
John W. Howard
Its Senior Vice President

EXHIBIT A-1
TERM NOTE

$1,000,000.00	Milwaukee, Wisconsin April 15, 2004
     For value received, the undersigned, Winland Electronics, Inc., a Minnesota corporation; (the “Borrower”), hereby promises to pay to the order of M&I MARSHALL & ILSLEY BANK, a Wisconsin banking corporation (the “Lender”), at its office in Milwaukee, Wisconsin, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of one million and 00/100 Dollars ($1,000,000.00), together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the [“Fixed Rate” or “Floating Rate”, as applicable] (as defined in the “Credit Agreement”, defined below).
     Accrued interest on this Note shall be due and payable on the first (1st) day of each calendar month, commencing with the calendar month following the date of this Note, and continuing thereafter through and including the date which is four (4) years after the date of this Note (the “Maturity Date”). The principal amount of this Note shall be paid in (i) forty-seven (47) equal consecutive monthly installments, each in an amount equal to 1/48th of the original principal amount of this Note, commencing on the first (1st) day of the first calendar month after the date of this Note and continuing on the first (1st) day of each calendar month thereafter, and (ii) one final installment on the Maturity Date, equal to the entire then-outstanding balance of this Note. Notwithstanding anything herein to the contrary, the entire unpaid principal balance of this Note, and all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date, or such earlier date as may be applicable pursuant to the “Credit Agreement” (as defined below).
     This Note is issued pursuant, and is subject, to that certain Credit and Security Agreement dated as of June 30, 2003 by and between the Borrower and the Lender, as amended (the “Credit Agreement”), which provides, among other things, for acceleration hereof. This Note is a Term Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements. Prepayment of this Note is permitted only in accordance with the provisions of the Credit Agreement, and is subject to a prepayment fee as provided therein.
     The Borrower hereby agrees to pay all costs of collection, including reasonable attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

WINLAND ELECTRONICS, INC.

By /s/ Jennifer A. Thompson
Its Chief Financial Officer